UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

                        Amendment 4 For

FORM 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

                           USCHINA VENTURE I  INC

(Exact name of registrant as specified in its charter)

Nevada	6770	27-4614722
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

665 Ellsworth Avenue,  New Haven,      CT              06511

      (Address of Registrant's Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 203-8440809

                           Send all correspondence to:

                           ---------------------------

Andrew Chien, CEO

665 Ellsworth Avenue

New Haven, CT 06511

Tel:  (203) 844-0809

Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

   Title of each class to be so            Name of Exchange on which each  class registered                             is to be registered

----------------------------            ------------------------------------

       Common Stock, $.0001                                N/A

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                   Accelerated filer [ ]

Non-accelerated filer [ ]                     Smaller reporting company [X]

(Do not check if a smaller reporting

company)

ITEM 1. BUSINESS.

(a) Business Development

USChina Venture I, Inc. ("we," "us," "our," "the Company" or "the Registrant") was incorporated in the State of Nevada on December 28, 2010. Since inception the Company has been engaged in organizational efforts such as compiling its initial books and records, and making preparation and filing of this Registration Statement on Form 10. The Company was formed as a vehicle to pursue a business combination and its business purposes is to seek the acquisition of, or merger with, an existing company.  Although the Company intends to seek a merger with a company that located in Asia, the Company reserves the right, however, to complete a business combination with a company in any jurisdiction of the world, and in any industry. The Company has not yet conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company selected December 30 as its fiscal year end.

Going Concern:

The Company is in developing stage and generated no revenues with operation loss. At the year end of December 31, 2010, the Company had a loss of $2,500, and had zero cash and nothing of asset, which is not sufficient to cover the operating expenses for the next twelve months. The auditor’s report expresses substantial doubt the Company’s ability as a going concern if it does not establish any source of revenue, or funding to cover its future operating costs.

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. Although the Company prefers to merger with an Asia located business, the Company will not restrict its potential candidate target companies to any geographical location, or/and any specific business, industry, thus, may acquire any type of business. There is no guarantee that the Company's business target would be achieved.

The analysis of new business opportunities will be undertaken by or under the supervision of Andrew Chien, the sole officer and director of the Registrant. As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  The Registrant keeps unrestricted flexibility intention (such as regardless of which industry, operating history or operation locations) in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a) Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c) Strength and diversity of management, either in place or scheduled for recruitment;

(d) Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e) The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f) The extent to which the business opportunity can be advanced;

(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h) Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

In addition, the Registrant will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. The strategy of the Registrant in the business competition is as follows: (a) To plan advertising the business interests in any of the lower cost USA or other English/Chinese language published networks, for example to advertise on some internet information provider for business combination, which only costs less than $20 per month with unlimited advertisement; (b) depending on Andrew Chien's business travel to contact entrepreneurs in Asia especially in Mainland of China and Taiwan (Note: Andrew Chien traveled to China at least once annually in past five years which will continue in the future). Because the Company's financial source is limited, there is no guarantee that the Company's strategy will work.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock, par value $.0001 per share (the “Common Stock”), or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization.

The present stockholder of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by the stockholder.

Generally, in the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by the stockholders. In the case of a statutory merger or consolidation directly involving the Registrant, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholders' approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.  However, since the Company currently has one shareholder who is also an officer, the determination of management is also the determination of the shareholder; therefore the delay and additional expense in the consummation of any proposed transaction for shareholder approval will not happen for the time being. But, there is uncertainty that how long the one shareholder status will keep.

It is anticipated that it will require substantial management time and attention and substantial cost (estimated up to $200,000 which may vary greatly on different cases) for accountants, attorneys and others to make the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments for acquisition. If a decision is made not to participate in a specific business acquisition, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business acquisition, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our officer and director are engaged in outside business activities and anticipate that they will devote to our business very limited time at about 8 hours per week, until the acquisition of a business opportunity has been identified.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act, applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination, which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The public may read and copy any materials the Company files with the SEC at their Public Reference Room at 100 F Street, NE, Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

ITEM 1A. RISK FACTORS.

An investment in our common stock is highly speculative in nature and involves a high degree of risk as shown in the followings.

                       RISKS RELATING TO OUR COMPANY

1. We will have no revenue until or unless we acquire or merger with an operating company.

We are in the developing stage, and have had no revenue from operations. We may not realize any revenues unless or until we acquire or merge with an operating company.

2. We are likely to incur losses.

As of December 31, 2010, we have incurred a loss of $2,500 and we expect that we will incur losses at least until we complete a business combination and perhaps after such combination as well. There can be no assurances that we will ever be profitable.

3. We will incur increased costs as a result of being a public company, including the adoption of Sarbanes-Oxley Act, which may not be affordable to us.

Rules adopted by SEC pursuant to Section 404 of Sarbanes-Oxley require annual assessment of our internal control over financial reporting, and attestation of this assessment by the Company’s independent registered public accountants.  These requirements make us first to change in corporate governance practices and to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them, while simultaneously developing and organizing with our business. As a developing stage company, these new rules and regulations will increase our legal, accounting and financial compliance costs (estimated up to $50,000 annually on current status), and will require additional staff time. Since we have limited financial resources and staff time, we may not be affordable of the increased costs, which ultimately could cause you to lose your investment.

4. The Company has no market research or target of acquisition, and the Company is unable to ascertain the merits or risks of the business prospective combination, which may make our business merger plan never successful.

The Company has neither conducted, nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we are not certain that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us yet. Therefore, the time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty.

In case of evaluating a prospective business combination, the management of the Registrant will attempt to analyze all factors and circumstances (such as the target company’s operating history and its purpose for business combination as discussed in MD&A, page 14), and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. Our decision-making will be particularly dependent on making decisions with information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

Any costs incurred with respect to the indemnification and evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

5. There can be no guarantee that the Company will consummate a business combination on favorable terms.

We can give no assurances that we will conclude a business combination. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

6. Even the Company will consummate a business combination, the combination may only take one.

Even the Company has the possibility to consummate a business combination, it will be likely to take only one; and this lack of diversification should be considered a substantial risk in investing in the Company, because it will not permit the Company to have alternative when the Company were failure in performing one business combination.

7. Management has little experience as directors or officers of a development stage public company fully for merger purpose.

Despite that our sole officer and director have little experience serving as an officer or director of a development stage public company with the business purpose of acquiring a target business, he will take fully responsibility to identify proper target for reverse merger, and his lack of experience may adversely impact our ability to consummate a successful business combination.

8. There is strong competition for those blank check or shell companies to execute a merger transaction of the type contemplated by our management.

There are numerous competitions existing in the activities of the mergers and acquisitions by blank check or shell companies. A large number of established entities, including small public companies are active in the market. They may have greater financial resources, longer operating history, and superior marketing than us; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a business combination.

9. There are relatively easy and low costs to becoming a blank check company or shell company, thereby increasing the competitive market for a limited number of business opportunities.

There are relatively low barriers to becoming a blank check company or shell company. A newly incorporated company with a single stockholder and sole officer and director, like ours, may become a blank check company or shell company at relative low cost. It is the only condition that the Company voluntarily files, subjecting itself to the SEC reporting requirements, and seeks effectiveness of a Form 10 with the SEC, thereby registering its common stock pursuant to Section 12(g) of the Securities Exchange Act. Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC. The relative ease and low cost with which a company can become a blank check or shell company can increase the already highly competitive market of business combinations.

10. Future success is fully dependent on the ability of the management to make a successfully business combination.

The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company. The success of our plan of operation will depend to a great extent on the management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories and potential great growth, we cannot provide any assurance that we will be successful in locating such candidates. If we complete a business combination in the future, the success of our operations may be dependent upon management of the successor firm and numerous other factors, which are beyond our control.

11. Our only officer, Andrew Chien also owns other business. His multi interests may cause conflicts with our company's interests.

Our only officer, Andrew Chien also owns other business. He owned USChina Channel LLC, and China Bull Management Company, both are private companies. He held Directorship in USChina Channel INC, an OTCBB quoted company. Most of his time devoted to his additional business, and only devoting eight hours per week to the Company's affairs. He has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination. Even there is a good business combination opportunities, he may consider interests of other business in this opportunity. We cannot assure you, however, that when conflicts of interest arise, Andrew Chien will act completely in our interests, or conflicts of interests will be resolved in our favor. Currently, we don't have any plan to avoid the conflicted interests between Andrew Chien and our company. "

12. The Company may be subject to further government regulation, which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the Investment Company Act), since we will not be engaged in the business of investing, reinvesting, owning,  or trading in securities (as defined in the Investment Company Act). If we engage in business combinations, which result in our passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we may be required to institute burdensome compliance requirements and our activities may be restricted, and we could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

13. Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, not limited to, different laws in different jurisdictions, obligation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, difficulties in enforcing USA laws in foreign countries, cultural and language differences, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders, etc.

Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, and other respects.

14. The Company may be subject to certain tax consequences in our business plan, which may increase the cost of doing our business.

Currently, a transaction of business combination may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us.

15. We may not be able to attract the attention of major brokerage firms even when we seek to complete a business combination through a reverse merger.

We are a blank check company and even when we will assist a privately held business to become public through a reverse merger, securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

16. We will be deemed a blank check company under rule 419 of the Securities Act of 1933. In any subsequent offerings, we will have to comply with Rule 419.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination, while we are a blank check or shell company, we will have to fully comply with SEC Rule 419, which permits the registration and public distribution of shares in a blank company, and then imposes a number of safekeeping, disclosure and reconfirmation requirements on companies that rely on Rule 419, including:

•

Depositing 90% of the net offering proceeds in escrow until an acquisition has been completed;

•

Depositing all securities distributed to the public in escrow until an acquisition has been completed;

•

Conducting a reconfirmation offering to give public stockholders a chance to consider any proposed acquisition;

•

Giving each public stockholder a chance to either approve the proposed acquisition and keep his shares; or reject the proposed acquisition and get 90% of his money back;

•

Unwinding all transactions with public stockholders that do not specifically approve the reconfirmation offering.

Rule 419 requires our management full-time attention or hiring outside professional service. Our limited funds and the lack of full-time management will likely make it impracticable to offer publicly any securities as a condition for business combination. Any incapable of performing Rule 419 will hurt our competition in prospective business combination, and any failure of performing Rule 419 will cause financial loss of us.

17. We have no business insurance; any unanticipated events or expenses may hurt our business substantially.

We have no general liability or umbrella liability insurance to cover legal hassles due to claims of negligence; no key person Insurance to protect our company from a key person dies, falls ill, or leaves;

no criminal insurance to protect us from theft and malicious damage. Any unanticipated events or expenses may hurt our business substantially.

18. Our sole officer and the director control the Company, which could result in a lack of independence, which will not ensure protection of the rights of other stockholders.

Our sole officer, Mr. Chien, currently owns 100% of the outstanding common stock, remaining in control of the Company.  Although Mr. Chien is not party to any voting agreement, he will be able to exert significant influence, or even authority, over matters requiring approval by our security holders, including the election of all of our directors, control our operations, and inhibit other shareholders' ability to change the Company's operations. Accordingly, our shareholders will not have sufficient votes to cause the removal of Mr. Chien in his function as officer and director.

As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. There can be no assurance that Mr. Chien will be completely independent in the decisions he makes as our sole director and/or principal stockholder that will ensure protection of the rights of other stockholders.

19. The slow-down activities in Wall Street have greatly reduced the demand of business combination and our business target may never be success.

Since the financial crisis in 2008, the slow-down activities in Wall Street have greatly reduced the demand of business combination. The difficulties in getting financing in Wall Street make the reverse merger less attractive, and our business target may never be success in case that the business combination needs financing from the Wall-Street.

Risks Related to our Stockholder(s) and Shares of Common Stock

20. Our stockholder(s) may have a minority interest in the Company following a business combination.

If we enter into a business combination with an operating company whose value usually is in excess of the value of our Company, and issue shares of our Common Stock to the stockholders of such company as consideration for business combination, our stockholder(s) will likely own less than 50% of the Company after the merger. The stockholders of the acquired company would therefore be able to control the election of our board of directors (the “Board of Directors”) and control our Company.

21. There is currently no trading market for the Common Stock, and liquidity of shares of the Common Stock is limited.

Shares of our Common Stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for the Common Stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files and obtains effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Therefore, outstanding shares of Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  Further, stockholders may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”), subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the Company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter, and only if the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock.  Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

22. Following a business combination with an operating business, our stock may be eligible to be quoted on the OTC Bulletin Board, or OTCQB marketplace,

or on the “pink sheets", and we must comply with penny stock regulations, which could effect the liquidity and price of our stock.

After completing a business combination, until the Common Stock is listed on the NASDAQ or another stock exchange, we expect that the Common Stock would be eligible to be quoted on the OTC Bulletin Board, or OTCQB marketplace, or on the “pink sheets,” where our stockholder(s) may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of the Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's consent; and Provide a written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

23. We cannot assure you that following a business combination with an operating business, the Common Stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of the Common Stock on NASDAQ or the NYSE AMEX. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of the Common Stock on either of those or any other stock exchange. Until the Common Stock is listed on the NASDAQ or another stock exchange, we intend to hire market makers, who will apply for quoting our stock price on the Over-The-Counter Bulletin Board Trading System or OTCQB marketplace, or on the “pink sheets,” pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a service.

24. We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

25. The Company will issue more shares in a merger or acquisition, which will result in substantial dilution of existing shareholders.

We have authorized 70 millions of shares with only 25 millions of shares outstanding. If we make merger or acquisition in the future, we may have to issue additional equity, preferred securities or convertible debt securities, which may not need the approval of current shareholders. The issuance of new shares would cause the existing shareholders to suffer dilution of their ownership percentage. The dilution may be substantial. In addition, it is possible that any future securities could grant new shareholders rights, preferences, and/or privileges that are different from existing one.

26. We may issue Preferred Stock.

We may issue Class A Preferred Stock with designations, preferences and rights determined from time to time by the Board of Directors. Accordingly, our Board of Directors is fully authorized, to issue Class A Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or other rights of the holder(s) of the Common Stock. In the event of issuance, the Class A Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of the authorized Class A Preferred Stock, there can be no assurance that the Company will not do so in the future.

27. Our stockholder(s) may engage in a transaction to cause the Company to repurchase its shares of Common Stock.

In order to provide an interest in the Company to third parties, our stockholder(s) may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of Common Stock held by it. As a result of such transaction(s), our management, stockholder(s) and Board of Directors may change.

ITEM 2. FINANCIAL INFORMATION

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our company was organized as a vehicle to find, and then acquire a target company or business which is seeking to become a publicly corporation. We will not restrict our potential candidate target companies to any specific business, industry or geographical location (although Asia location preferred) and, thus, may acquire any type of business.

Our currently business activities don't generate any revenue and provide cash flow. Mr. Chien has singed financial agreement with the Company on January 15, 2011, to provide such funding until we successfully engage in a business combination. The financial agreement is attached hereto as Exhibit 10.01, which states: “

FINANCIAL   AGREEMENT

This Financial Agreement (the “Agreement”) is made by and between USChina Venture I  Incorporation (the “INC”) and Andrew Chien, collectively the “Parties”, on January 15, 2011.

Whereas the “INC” is a Nevada registered stock incorporation, a blank check company with the purpose as a vehicle for business combination, and Andrew Chien who is the owner of “INC”.

Now, therefore, in consideration of the mutual agreements promises set forth herein, the parties agree as follows:

Andrew Chien agrees to personally pay for expenses incurred by the “INC” for business combination. The financing is no amount and time limitation until the amendment or another agreement being reached between parties.

Agreed to and accepted as of January 15, 2011 by:

USChina Venture I Inc.                          Individual

    /s/ Andrew Chien                          /s/ Andrew Chien  "

Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.

During the next 12 months we anticipate incurring costs about $ 5,000, only related to (note: not including possibly up to $200,000 to investigate specific business combination, and possible up to $50,000 performing Section 404 of Sarbanes-Oxley):

•

filing of Exchange Act reports, and

•

consummating an acquisition, and

•

keeping the Company in good standing, which means paying all bills when due.

At this time we do not have the funds to pay for these filings and do not have any written agreement to raise funds to cover these expenses. However, we believe we will be able to meet these costs with funds to be invested from Andrew Chien, our sole officer and director.

We are in the development stage and have no working capital and nil stockholders’ equity and have not generated any revenues from operations yet. These conditions raise substantial doubt about our ability to continue as a going concern. We are devoting our efforts to locating merger partners. Our ability to continue as a going concern is dependent upon our ability to looking for additional capital, find and commence a merger with another company, and ultimately, operating on profits.

We may consider a business which has short operation history or just commerce operation, is a developing stage company in need of additional funding for expansion of new products or markets, is seeking to develop a new business strategy, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Alternatively, a business combination could involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our sole officer and director have not had any preliminary contact or discussions or agreement with any representative of any other entity regarding a business combination. The business target that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of revenues or profits. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by high risks, and, although our management will do the best to evaluate the risks inherent in the merger candidates of the particular business, there can be no guarantee that we will properly assess or predict all significant risks.

Our sole officer and director anticipate that we will likely to take only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our company’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. The perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangement:

None

ITEM 3. PROPERTIES.

We neither rent nor own any properties.  We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

       Name                         Number                   Percent

                                   Of Shares                of Class

    Andrew Chien(1)                25,000,000                  100%

 665 Ellsworth Avenue

 New Haven, CT 06511

All Officers and Directors         25,000,000                  100%

as a group (1 person)

-----------------------------

(1)Andrew Chien is President, Chief Financial Officer, Secretary and Director

     of the Company.

ITEM 5. DIRECTOR and EXECUTIVE OFFICER

(a)Identification of Director and Executive Officer.

Our officer and director and additional information concerning them are as follows:

Name                 Age              Position with the Company

Andrew Chien         66               President, CFO, Secretary, Director

Andrew Chien is the founder, President, CFO, Secretary, and Director of our Company since inception of December 2010. He was the former president until December 31, 2010, and director of USChina Channel Inc (USCC.OB), an Over-the account Bulletins Board quoted company, since April 2006. He held directorship for Fangxing Holding Inc until December 20,2010, and for USChina Venture I Inc and  USChina Venture II currently, all are public reporting, non-trading companies. He is President of USChina Channel LLC, and China Bull Management Inc, both private companies. Since 1998, Andrew Chien has been a self-employed, stock market, day-trader and investor. He has engaged in SEC forms filing work for serving this Company, USCC.OB and his customers to file various SEC forms such as Form 10, S-1 (customers: USChina Taiwan Inc in March 2010, China Complant Group Inc in January 2011), and 10K, etc., since June 2006.

Mr. Chien was born in China and received his Bachelor of Science degree at The Jiangsu Institute of Technology, Zhengjiang, Jiangsu, China in 1968. He was employed for eighteen years in China until he came to the United States in 1986. In 1988, he received his Masters degree of Mathematics at the University of Rhode Island.  Mr. Chien's extensive education and professional experience in the both U.S. and China make him, as our Director, some advantages in:

•

contacts with some entrepreneurs in China;

•

skill sets and experience in the business service field, including understanding some public company's legal, accounting and investor relationship issues;

•

language skills of both Chinese and English; and

•

work ethics and his determination to turn our business into a financial success.

Currently, he worked eight hours per week for our Company.

(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

 (e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate due to the inadequate financial resources currently to hire such an expert. In the future when the Company has financial resources, the Company will search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

ITEM 6. EXECUTIVE COMPENSATION

To date, we have no employees other than our sole officer, Mr. Chien. No officer or director has yet been paid any compensation, including any reimbursement. We currently have no formal employment agreements or other contractual arrangements with our Officer and Director, or anyone else regarding the commitment of time or the payment of salaries or other remuneration.

Mr. Chien will not be compensated until the Company finishes a business combination and has positive cash flow from operation.

At this time, we do not anticipate awarding stock options to anyone.

Following is the compensation table for fiscal year 2010.

Name and principal

position                     Year   Salary($)  Others($)     Summary

Andrew Chien, CEO            2010      0         0             0

ITEM 7. CERTAIN RELATIONSHIPS and RELATED TRANSACTIONS, and

        DIRECTOR INDEPENDENCE.

On December 28, 2010, the Company issued 25,000,000 restricted shares of its common stock to Andrew Chien at par value $0.0001 per shares for aggregate $2,500 to cover the expenses such as Nevada state registration fee, annual resident agent fees in the State of Nevada and costs of preparing of Form 10, and developing our business concept and plan. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") to make the sale to Mr. Chien.

On January 15, 2011, Andrew Chien signed a Financial Agreement (c.f. Exhibition 10.01) with the Company, promising to cover all expenses for business combination without the limitation of expense amount and time durable until the amendment or additional agreement signed.

Andrew Chien is involved in other business activities and may, in the future, become involved in other business opportunities that become available.

Mr. Chien may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We utilize the office space and equipment of our President’s at no cost. Management estimates such amounts to be immaterial.

There is no independent director.

ITEM 8. LEGAL PROCEEDINGS.

To our knowledge, neither the Company, nor any officer, director, is a party to any material legal proceeding.

No officer, or director has ever violated a securities law, been convicted of a felony, nor filed bankruptcy.

ITEM 9. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of December 31, 2010, there was 1 record holder of an aggregate of 25,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

ITEM 10. RECENT SALE OF UNREGISTERED SECURITIES.

On December 28, 2010, we issued 25,000,000 shares to Andrew Chien at par value, aggregate $2,500, for founder services rendered to us in our formation, preparation of initial incorporation documents and preparation of this registration statement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering, such as advertisement.

ITEM 11. DESCRIPTION OF REGISTRANT's SECURITIES to BE REGISTERED

(a) Common Stock

We are currently authorized to issue 75,000,000 shares of $0.0001 par value common stock. On December 31, 2010 there were 25,000,000 shares issued and outstanding. All shares are equal to each other with respect to liquidation and dividend rights. Shareholders with voting rights are entitled to one vote per each share of stock they own.

Holders of shares of common stock are entitled to share in all dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of the shares of common stock are entitled to participate on a pro-rata basis in a distribution of assets available for distribution to all shareholders. There are no conversions, pre-emptive, or other subscription rights or privileges with respect to any shares.

Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights. This means that the holders of more the 50% of the shares will be able to carry the majority vote for each of the directors; thereby electing all of the directors, as well as the Member of the Audit Committee, if they choose to do so. In such event, the holders of the remaining shares, aggregating less than 50%, will not be able to elect any of the directors.

(b) Class A of preferred Stock

The Company authorized to issue 2,000,000 shares of Class A preferred stock, with par value of $0.0001. Currently, there is no share of the Class A preferred stock outstanding.

(c) Debt Securities.

   None.

(d) Other Securities To Be Registered.

   None.

ITEM 12. INDEMNIFICATION OF DIRECTOR AND OFFICER

The Registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Nevada Revised Statutes (the "NRS") and our bylaws except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Registrant. That NRS permits the Registrant to indemnify any person, who is, or is threatened to be made, a party to any threatened, pending or completed action, or suit, whether civil, criminal, administrative or investigative (other than an action by the Registrant) by reason of the fact that the person is or was, or temporally is or was an officer or director of the Registrant. The indemnity is based on the fact that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The indemnity may include liabilities, judgments, costs, all fines and expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The Registrant's obligations of indemnification, if any, shall be conditioned on the Registrant receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

ITEM 13. FINANCIAL STATEMENTS and SUPPLEMENTARY DATA

We set forth below a list of our financial statements included in this Registration Statement on Form 10.

Financial Statements as of December 31, 2010               Page

Index to Financial Statements  ............................ F-1*

Report of Independent Registered Public Accounting Firm ..  F-2

_______________________________________

*Page F-1 commences from page 22 to this Registration Statement on Form 10.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence from page 22.

(b) Exhibits.

Reference Exhibit no.     Document                          Location

3          3.01       Articles of Incorporation              Filed

3          3.02       By-Laws                                Filed

10        10.01       Financial Agreement                    Filed

23        23.01       Consent from Auditor                   Filed

SIGNATURES :

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 27, 2011                USChina Venture I Inc.

                                   By:/s/ Andrew Chien

                                   Andrew Chien

                                   President and Director

                                   Principal Executive Officer

                                   Principal Financial Officer

Financial Statements as of December 31, 2010               Page

Index to Financial Statements  ............................ F-1*

Report of Independent Registered Public Accounting Firm ..  F-2

---------------------------

F-1 is page 21 of the document

                               F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of USChina Venture I Inc.

We have audited the accompanying balance sheet of USChina Venture I Inc. (A Development Stage Company) as of December 31, 2010, and the related statements of operations, stockholders' equity and cash flow for the period from December 28, 2010 (inception), to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit ~~s~~ provide s a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USChina Venture I Inc. (A Development Stage Company) as of December 31, 2010, and the results of its operations and its cash flows from December 28, 2010 (inception), to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that USChina Venture I Inc (A Development Stage Company) will continue as a going concern. As discussed in Note 3 to the financial statements, USChina Venture I Inc (A Development Stage Company) has minimal operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.

Woodbridge, CT

January 25, 2011

USChina Venture I INC.

Balance Sheet

As of December 31, 2010

Year Ended On
12/31/2010
Cash	$ -

Total Current Asset	$ -
$ -
Total Assets	$ -

Liabilities and Shareholders' equity
Current Liabilities:	$ -

Total Liabilities	$ -

Shareholders' Equity
Common shares w/ par value $ 0.0001
75,000,000 authorized & 25,000,000 outstanding	$ 2,500
Additional paid-in capital	$ -
Deficit accumulated in the development stage	$ (2,500)

Total Shareholders' Equity	$ -

Total Liabilities and Shareholders' Equity	$ -

                      USChina Venture I INC.

                     Statement of Operations

   From December 28, 2010 (Inception) Through December 31, 2010

From Dec.28, 2010
(Inception)
through
9/30/2010
Revenue	$ -

Operating expenses	$ -
Operating Expenses
General and administrative expenses	$ (2,500)

total Income (loss)	$ (2,500)

Basic and diluted net earning per share	$ -

Weighted average number of
common shares outstanding	25,000,000

USChina Venture I  INC.

Statement of Changes In Stockholders' Equity

From December 28, 2010 (Inception) Through December 31, 2010

	Common		Paid-in	Profits
	Shares	Par	Capital	(Loss)	Total

Issuance of Common Stock	25,000,000	$ 0.0001			$ 2,500
Net Profits (Loss)				$ (2,500)	$ (2,500)

Balance, December 31, 2010	25,000,000			$ (2,500)	$ -

                                         F-4

                                USChina Venture I INC.

                               Statement of Cash Flows

            From December 28, 2010 (Inception) Through December 31, 2010

From Dec.28, 2010
(Inception)
through
12/31/2010
Cash Flow from operating activities
Net Income (Loss)	$ (2,500)

Net cash provided by operating activities	$ (2,500)

Cash flows from investing activities	$ -

Cash flows from financing activities
Proceeds from sale of common stock	$ 2,500

Net cash provided by financing activities	$ 2,500

Increase (decrease) in cash	$ -
Cash, beginning at the period	$ -
Cash, end at the period	$ -

Supplemental Disclosures Of Cash Flow information:
Interest paid:	$ -
Income taxes paid:	$ -

USChina Venture I Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2010

1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

USChina Venture I Inc was incorporated in Nevada on December 28, 2010, under the laws of the State of Nevada, for the purpose to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

The Company is in the development stage with minimal operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying audited financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual financial information, and with the rules and regulations of SEC to Form 10-K and Article 8 of Regulation S-X.

The Company selected its year-end on December 31.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company has recognized no revenue since inception, and is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards

Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification

(“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

•

Level 3 Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for financial assets and liabilities measured at fair value at December 31, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from December 28, 2010 (inception) through December 31, 2010.

Revenue Recognition

The Company will apply paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company will consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company will account for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Loss Per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2010.

3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had minimal operations during the period from December 28, 2010 (date of inception) to December 31, 2010 and generated no revenues with operation loss of $2,500 or $(0) per share, and the Company's current asset of $0 is not sufficient to cover the operating expenses for the next twelve months.

The Company has not established any source of revenue to cover its future operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer non-cash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

4. STOCK TRANSACTIONS

On December 28, 2010, this company sold 25,000,000 shares to Chairman Andrew Chien at par value for aggregate $ 2,500, in exchange for incorporation fees

                                      F-8

of $200, annual resident agent fees in the State of Nevada for $90, and developing the Company's business concept and plan valued at $2,210 to a total sum of $2,500.

5. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2010:

Common stock, $0.0001 par value; 75,000,000 shares authorized; 25,000,000 shares issued and outstanding.